Exhibit 10.62

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

This First Amendment (the “Amendment”) dated December 30, 2011 (the “Amendment Effective Date”) is to that certain Employment Agreement (the “Agreement”) dated December 30, 2008 by and between eDiets.com, Inc., a Delaware corporation (the “Company”), and Kevin McGrath (“Executive”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

WHEREAS, the Company and Executive desire to amend the Agreement in the manner set forth herein,

NOW, THEREFORE, in consideration of the promises and mutual covenants herein and for other good and valuable consideration, the parties agree as follows:

1. Section 1 of the Agreement is hereby amended in its entirety as follows:

1.	Term of Employment. Subject to the provisions of Section 8 of this Agreement, Executive shall be employed by the Company for a period commencing on the Effective Date and ending on the third anniversary of the Effective Date (the “Term”) on the terms and subject to the conditions set forth in this Agreement; provided, however, that commencing with the third anniversary of the Effective Date and on each annual anniversary thereafter (each an “Extension Date”), the Term automatically shall be extended for an additional one year period, unless the Company provides Executive written notice before the next Extension Date that the Term shall not be so extended or unless Executive provides the Company 90 days prior written notice before the next Extension Date that the Term shall not be so extended.

2. Except to the extent expressly amended hereby, the terms and provisions of the Agreement shall continue in full force and effect and are unmodified by this Amendment.

IN WITNESS WHEREOF, the parties hereto or their duly authorized representatives have caused this Amendment to be executed effective as of the Amendment Effective Date.

EDIETS.COM, INC.

By:	/s/ Kevin Richardson
Name: Kevin Richardson
Title: Chairman of the Board of Directors

/s/ Kevin McGrath
KEVIN MCGRATH